EXHIBIT 10.3

AMENDMENT No. 1
TO THE
EXCHANGE AGREEMENT

This AMENDMENT No. 1 TO THE EXCHANGE AGREEMENT is entered into as of February 6, 2018 among Hamilton Lane Incorporated (the “Corporation”), Hamilton Lane Advisors, Inc., Hamilton Lane Advisors, L.L.C. (the “Company”), HL Management Investors, LLC, HLA Investments, LLC and Mario L. Giannini. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in that certain Exchange Agreement as of March 6, 2017, by and among the Corporation, Hamilton Lane Advisors, Inc., the Company, Hamilton Lane Advisors, L.L.C., HL Management Investors, LLC, HLA Investments, LLC and the other persons and entities party thereto (the “Exchange Agreement”).

WHEREAS, the Exchange Agreement contemplates exchanges from time to time of Class B units and Class C units of the Company for a corresponding number of shares of common stock of the Corporation or, at the election of the Corporation, for cash;

WHEREAS, the parties hereto constitute the parties sufficient to approve an amendment to the Exchange Agreement pursuant to Section 4.14 of the Exchange Agreement;

WHEREAS, the parties hereto wish to amend the Exchange Agreement to further facilitate such cash settlements;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	The definition of “Cash Settlement” in Section 1.1 of the Exchange Agreement is hereby amended and restated to read in its entirety as follows:

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (x) the number of shares of Class A Common Stock that would otherwise be delivered to a Company Unitholder in an Exchange pursuant to Section 2.1, multiplied by (y) the price per share, net of underwriting discounts and commissions, at which Class A Common Stock is issued by the Corporation in an underwritten offering or block trade commenced in anticipation of the applicable Exchange for purposes of providing liquidity for Company Unitholders (a “Liquidity Offering”); or (z) if no such Liquidity Offering in which the Exchanging Company Unitholder participates occurs within 60 days after the receipt of the Exchange Notice, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by The Wall Street Journal or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Exchange Date, in each case subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the amount specified in clause (y) shall be determined in good faith by a committee of the Board composed of a majority of the directors of the Corporation that do not have an interest in the Company Exchangeable Units and shares of Class B Common Stock being Exchanged.

2.
Except as explicitly modified by Section 1, the other provisions, term and conditions of the Exchange Agreement are and will remain in full force and effect. On and after the Effective Date, each reference in the Exchange Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Exchange Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Exchange Agreement as amended by this Amendment.

* * *

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

HAMILTON LANE INCORPORATED

By:	/s/ Mario Giannini
Name: Mario Giannini
Title: Chief Executive Officer

HAMILTON LANE ADVISORS, L.L.C.

By:	/s/ Mario Giannini
Name: Mario Giannini
Title: Chief Executive Officer

HAMILTON LANE ADVISORS, INC.

By:	/s/ Mario Giannini
Name: Mario Giannini
Title: President

HLA INVESTMENTS, LLC
By:	HRHLA, LLC, its managing member

By:	/s/ Hartley Rogers
Name: Hartley Rogers
Title: Manager

HL MANAGEMENT INVESTORS, LLC

By:	/s/ Hartley Rogers
Name: Hartley Rogers
Title: Manager

/s/ Mario Giannini
Mario Giannini